SECURITIES AND EXCHANGE COMMISSION
              Washington, DC 20549

                     FORM 10SB

  General Form for Registration of Securities of
           Small Business Issuers

  Under Section 12(b) or (g) of the Securities
           Exchange Act of 1934

     American Prepaid Legal Services, Inc.
     (Exact name of Small Business Issuer
            in its charter)

COLORADO					      65-1147083
(State or other jurisdiction of          (IRS employer
incorporation or organization)          Identification No.)


1000 Brickell Avenue, Suite 375, Miami, FL            33131
(Address of principal executive offices)            (Zip Code)

Registrant's Telephone number, including area code: (305) 702-5551

Securities to be registered pursuant to Section
12(b) of the Act:
None

Securities to be registered pursuant to Section
12(g) of the Act:
Common Stock, $.01 par value


Forward-Looking Statements and Associated Risk.
This Registration Statement contains forward-
looking statements including statements regarding,
among other items, American Prepaid's growth
strategies, and anticipated trends in American
Prepaid's business and demographics.   These
forward-looking statements are based largely on American Prepaid's expectations and are subject to a number of risks and uncertainties, certain of which are beyond American Prepaid's control.
Actual results could differ materially from these forward-looking statements as a result of the factors, including among others, regulatory or economic influences.

ITEM 1.   DESCRIPTION OF BUSINESS

American Prepaid was incorporated on April 19,
1983 in the State of Colorado.   We ceased
operations in 1986 and were dissolved on January
1, 1993.   On December 30, 1995, American Prepaid
was reinstated by the State of Colorado.  On
October 1, 2001, American Prepaid was dissolved again and reinstated on November 14, 2001.

Securities authorized by its Articles of Incorporation are 10,000,000 Common Shares with a par value of $.01.

American Prepaid originally went into the prepaid legal business, whereby clients paid an annual fee and were provided certain legal services by designated attorneys in each town. American
Prepaid was not successful because of lack of capital and became dormant in 1986.

- - - American Prepaid's management shall seek to
acquire or be acquired by a company engaged in a
different line of business more related to the
current trends and will accordingly change its
name.   We are not currently in negotiations with
one or more other companies for a business combination transaction.

American Prepaid is currently performing only those administrative functions necessary in further pursuance of this offering. We have not generated any revenues since 1986 when we ceased operations.

American Prepaid has no employees and owns no real estate. We do not intend to perform any operations until a merger or acquisition candidate is located and a merger or acquisition consummated. American
Prepaid can be defined as a blank-check company whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Another aspect of our business plan that American
Prepaid intends to implement after this
registration statement becomes effective, is to
seek to facilitate the eventual creation of a
public trading market in its outstanding
securities.   American Prepaid's business plan is
to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value.

The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. American Prepaid has very limited capital, and it is unlikely that American Prepaid will be able to take advantage of more than one such business opportunity.

American Prepaid intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. At the present time
American Prepaid has not identified any business opportunity that it plans to pursue, nor has American Prepaid reached any agreement or definitive understanding with any person concerning an acquisition.

We anticipate that our officer and directors will
contact broker-dealers and other persons with whom
he is acquainted and who are involved in corporate
finance matters to advise them of American
Prepaid's existence and to determine if any
companies or businesses they represent have an
interest in considering a merger or acquisition
with American Prepaid.    No assurance can be given
that American Prepaid will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to American Prepaid or its stockholders.

American Prepaid's search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on a stock exchange

American Prepaid anticipates that the business opportunities it finds will

   -   be recently organized with no operating
history, or a history of losses attributable to under-capitalization or other factors;

   -    be in need of funds to develop a new
product or service or to expand into a new market;

   - be relying on an untested product or market to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others.

American Prepaid's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors. As a consequence of this registration of its securities, any entity, which has an interest in being acquired by, or merging into American Prepaid, is expected to be an entity that desires to become a public company and establish a public trading market for its securities.

In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of American Prepaid would be issued by American Prepaid or purchased from the current principal shareholders of American Prepaid by the acquiring entity or its affiliates.

If stock is purchased from the current
shareholders, the transaction is very likely to
result in substantial gains to them relative to
their purchase price for this stock. In American
Prepaid's judgment, none of our officers and
directors would become an "underwriter" within the
meaning of the Section 2(11) of the Securities Act
of 1933, as amended.    The sale of a controlling
interest by certain principal shareholders of American Prepaid could occur at a time when the other shareholders of American Prepaid remain subject to restrictions on the transfer of their shares.

Depending upon the nature of the transaction, the current officers and directors of American Prepaid may resign their management positions with American
Prepaid in connection with American Prepaid's acquisition of a business opportunity.

In the event of such a resignation, American
Prepaid's current management would not have any control over the conduct of American Prepaid's business following American Prepaid's combination with a business opportunity. We anticipate that business opportunities will come to American
Prepaid's attention from various sources, including our officer and director, our other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

American Prepaid has no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for

American Prepaid.   American Prepaid does not
foresee that it would enter into a merger or
acquisition transaction with any business with
which its officers or directors are currently
affiliated.   Should American Prepaid determine in
the future, contrary to the foregoing expectations, that a transaction with an affiliate would be in the best interests of American Prepaid and its stockholders, American Prepaid is permitted by Nevada law to enter into such a transaction if:

-    The material facts as to the
relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the board of directors, and the board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

 -    The material facts as to the
relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

-   The contract or transaction is fair as
to American Prepaid as of the time it is authorized, approved or ratified, by the board of directors or the stockholders.

Investigation and Selection of Business
Opportunities

We will primarily make a decision to   in a
specific business opportunity based on:

   - management's analysis of the quality of the other company's management and personnel,
   -   the anticipated acceptability of new
products or marketing concepts,
   -   the merit of technological changes, the
perceived benefit American Prepaid will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria.

We anticipate that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to

   -   shift marketing approaches substantially
   -   expand significantly
   -   change product emphasis
   -   change or substantially augment management
   -   or make other changes.

American Prepaid will be dependent on the owners of a business opportunity to identify any problems that may exist and to implement, or be primarily responsible for the implementation of, required changes.

Since American Prepaid may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, we will incur further risks, because management in many instances

   -   will not have proved its abilities or
effectiveness,
   - the eventual market for a company's products or services will likely not be established,
   - and the company may not be profitable when acquired.

We anticipate that we will not be able to
diversify, but will essentially be limited to one
such venture because of American Prepaid's limited
financing.   This lack of diversification will not
permit American Prepaid to offset potential losses from one business opportunity against profits from another.

Although there are no current plans to do so, our management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee.

Since our management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding

   -   use of consultants or advisors,
   -   the criteria to be used in selecting
consultants or advisors,
   -   the services to be provided,
   -   the term of service, or
   - regarding the total amount of fees that may be paid.

However, because of the limited resources of American Prepaid, it is likely that any fee
American Prepaid agrees to pay would be paid in stock and not in cash.

In evaluating any merger or acquisition candidate, American Prepaid anticipates that we will consider, among other things, the following factors:

 -   Potential for growth and profitability,
indicated by new technology, anticipated market expansion, or new products;

 - American Prepaid's perception of how any particular business opportunity will be received by the investment community and by American Prepaid's stockholders;

 -   Whether, following the business
combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming, sufficient to enable the securities of American Prepaid to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15g-9 adopted by the Securities and Exchange Commission'

 -    Capital requirements and anticipated
availability of required funds, to be
provided by American Prepaid or from
operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

 -    The extent to which the business
opportunity can be advanced;

-    Competitive position as compared to
other companies of similar size and
experience within the industry segment as well as within the industry as a whole;

 -    Strength and diversity of existing
management, or management prospects that are scheduled for recruitment;

 -    The cost of participation by American
Prepaid as compared to the perceived tangible and intangible values and potential; and

- The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

In regard to the possibility that the shares of American Prepaid would qualify for listing on NASDAQ, the current standards include the requirements that the issuer of the securities that are sought to be listed have total assets of at least $4,000,000 and total capital and surplus of at least $2,000,000, and proposals have recently been made to increase these qualifying amounts.

Many, and perhaps most, of the business
opportunities that might be potential
candidates for a combination with American
Prepaid would not satisfy the NASDAQ listing criteria. No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Potential investors must recognize that, because of American Prepaid's limited capital available for investigation and management's limited experience in business analysis,
American Prepaid may not discover or
adequately evaluate adverse facts about the opportunity to be acquired. American Prepaid is unable to predict when it may participate in a business opportunity. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Prior to making a decision to participate in a business opportunity, American Prepaid will generally request that we be provided with written materials regarding the business opportunity containing such items as:

   -   a description of products;
   -   services and company history;
   -   management resumes;
   -   financial information;
   -   available projections, with related
        assumptions upon which they are based;
   - an explanation of proprietary products and services;
   - evidence of existing patents, trademarks, or services marks, or rights thereto;
   - present and proposed forms of compensation to management;
   - a description of transactions between the company and its affiliates during relevant periods;
   -   a description of present and required
         facilities;
   -   an analysis of risks and competitive
         conditions;
   - a financial plan of operation and estimated capital requirements;
   - audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger transaction; and
   -   other information deemed relevant.

As part of American Prepaid's investigation, American Prepaid's executive officers and directors:
   - may meet personally with management and key personnel;
   -   may visit and inspect material facilities;
   - obtain independent analysis or verification of certain information provided;
   -   check references of management and key
        personnel; and
   -   take other reasonable investigative
 measures, to the extent of American
 Prepaid's limited financial resources and management expertise.

Our management believes that various types of potential merger or acquisition candidates might find a business combination with American Prepaid to be attractive. These include:

   - acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders;
   - acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial; and
   -   acquisition candidates which plan to
        acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process.

Acquisition candidates that have a need for an immediate cash infusion are not likely to find a potential business combination with American
Prepaid to be an attractive alternative.

Form of Acquisition

It is impossible to predict the manner in which American Prepaid may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of American Prepaid and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of American
Prepaid and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to:

   -   leases, purchase and sale agreements;
   -   licenses;
   -   joint ventures; and
   -   other contractual arrangements.

American Prepaid may act directly or indirectly through an interest in a partnership, corporation or other form of organization.

Implementing such structure may require the merger,
consolidation or reorganization of American Prepaid
with other corporations or forms of business
organization, and although it is likely, we cannot
assure you that American Prepaid would be the
surviving entity. In addition, the present
management and stockholders of American Prepaid
most likely will not have control of a majority of
the voting shares of American Prepaid following a
reorganization transaction.   As part of such a
transaction, American Prepaid's existing directors may resign and new directors may be appointed without any vote by stockholders. It is likely that American Prepaid will acquire its participation in a business opportunity through the issuance of common stock or other securities of American
Prepaid.

Although the terms of any such transaction cannot be predicted, in certain circumstances, the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest equal to 80% or more of the common stock of the combined entities immediately following the reorganization.

If a transaction were structured to take advantage
of these provisions rather than other "tax free"
provisions provided under the Internal Revenue
Code, American Prepaid's current stockholders would
retain in the aggregate 20% or less of the total
issued and outstanding shares. This could result in
substantial additional dilution in the equity of
those who were stockholders of American Prepaid
prior to such reorganization.   Our issuance of
these additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in American
Prepaid by the current officers, directors and principal shareholders.

We anticipate that any new securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws.
In some circumstances, however, as a negotiated element of the transaction,

American Prepaid may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter.

The issuance of substantial additional securities and their potential sale into any trading market that might develop in American Prepaid's securities may have a depressive effect upon such market.
American Prepaid will participate in a business opportunity only after the negotiation and execution of a written agreement.

Although the terms of such agreement cannot be predicted, generally such an agreement would require

   - specific representations and warranties by all of the parties thereto;
   -   specify certain events of default;
   -   detail the terms of closing and the
        conditions which must be satisfied by each of the parties thereto prior to such closing;
   - outline the manner of bearing costs if the transaction is not closed;
   -   set forth remedies upon default; and
   -   include miscellaneous other terms.

American Prepaid anticipates that we, and/or our officers and principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. This letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither
American Prepaid nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed.

Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds. We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others.

If we decide not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable.

Moreover, because many providers of goods and services require compensation at the time or soon after the goods and services are provided, our inability to pay until an indeterminate future time may make it impossible to procure goods and services.

Investment Company Act and Other Regulations

American Prepaid may participate in a business opportunity by purchasing, trading or selling the securities of such business. American Prepaid does not, however, intend to engage primarily in such activities.

Specifically, American Prepaid intends to conduct its activities so as to avoid being classified as an investment company under the Investment Company
Act of 1940, and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

Section 3(a) of the Investment Act contains the definition of an investment company, and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading investment securities defined as all securities other than government securities or securities of majority-owned subsidiaries the value of which exceeds 40% of the value of its total assets excluding government securities, cash or cash items.

American Prepaid intends to implement its business
plan in a manner that will result in the
availability of this exception from the definition
of investment company.    As a result, American
Prepaid's participation in a business or opportunity through the purchase and sale of investment securities will be limited.

American Prepaid's plan of business may involve changes in our capital structure, management, control and business, especially if we consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since American Prepaid will not register as an investment company, stockholders will not be afforded these protections.

Any securities which American Prepaid might acquire in exchange for our common stock will be restricted securities within the meaning of the Securities Act of 1933. If American Prepaid elects to resell these securities, the sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section
4(1) of the Act, which exempts sales of securities not involving a distribution, would in all likelihood be available to permit a private sale.

Although the plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, American Prepaid would be required to comply with the provisions of the Act to affect such resale. An acquisition made by American
Prepaid may be in an industry that is regulated or licensed by federal, state or local authorities.
Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition.   American Prepaid expects to
encounter substantial competition in its efforts
to locate attractive opportunities, primarily from
business development companies, venture capital
partnerships and corporations, venture capital
affiliates of large industrial and financial
companies, small investment companies, and wealthy
individuals. Many of these entities will have
significantly greater experience, resources and
managerial capabilities than American Prepaid and
will therefore be in a better position than
American Prepaid to obtain access to attractive
business opportunities.   American Prepaid also
will experience competition from other public blind pool companies, many of which may have more funds available than does American Prepaid.

Dependence on One or a Few Major Customers.
American Prepaid does not know at this time which industry it will pursue successfully nor the size of its customer base.

Employees. American Prepaid currently has one
employee and no part time persons. American
Prepaid shall employ individuals as required.   In
addition it will utilize the services of consultants on an "as needed" basis.

Seasonal Nature of Business Activities.   American
Prepaid's business activities are not seasonal.

Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
PLAN OF OPERATIONS

Trends and Uncertainties.  Demand for American
Prepaid's products and services will be dependent on, among other things, market acceptance of American Prepaid's business concept, its proposed marketing operations and general economic conditions that may be cyclical in nature.
Inasmuch as a major portion of American Prepaid's activities will be the receipt of revenues from American Prepaid's business operations, upon commencement, may be adversely affected by American Prepaid's inability to obtain the necessary financing, competitors and prolonged recessionary periods.

Capital and Source of Liquidity.   American
Prepaid will require additional capital in order to meet its future corporate obligations and in order to commence and expand its strategic business plans.

For the three months ended March 31, 2002 and 2001, American Prepaid did not pursue any investing activities.

For the years ended December 31, 2001 and 2000,
American Prepaid did not pursue any investing activities.

For the three months ended March 31, 2002, American Prepaid had an increase in amount due to affiliates of $705 resulting in net cash used in financing activities of $705.

For the three months ended March 31, 2001, American Prepaid did not pursue any investing activities.

For the year ended December 31, 2001, American
Prepaid had an increase in amount due to affiliates of $1,000 resulting in net cash used in financing activities of $1,000.

For the year ended December 31, 2000, American
Prepaid did not pursue any investing activities.

Results of Operations.  For the three months ended
March 31, 2002, American Prepaid received no
revenue and had a net loss of $54.   Operating
costs and expenses consisted of miscellaneous expenses of $54.

For the three months ended March 31, 2001, American Prepaid received no revenue and had no operating expenses.

For the year ended December 2001, American Prepaid had a net loss of $3,458 which consisted of $1,450 in accounting fees and $2,000 paid to stock transfer agent.

For the year ended December 2000, American Prepaid received no revenues and had no operating expenses.

Plan of Operation. American Prepaid is not
delinquent in any of its obligations even though
American Prepaid has generated no operating
revenues.   However, American Prepaid continues
its efforts to raise capital.   American Prepaid
does not currently have sufficient capital to
expand operations for the next twelve months and
will require additional funds until a merger
candidate is locate and to comply with the 1934
Act reporting requirements.   American Prepaid
intends to pursue its business plan and meet its
reporting requirements utilizing cash made
available from advances not to exceed $20,000 from
officers and directors and the private sale of its
securities.    American Prepaid's management is of
the opinion that revenues from the sales of its securities and advances will be sufficient to pay its expenses until its business operations create revenue.

Other than described above, American Prepaid does not expect to need a significant number of employees during the next twelve months.

On a long-term basis, American Prepaid's liquidity is dependent on its ability to locate a merger candidate, additional infusions of capital and potential debt financing. American Prepaid management believes that additional capital and debt financing in the short term will allow it to commence its business plan and thereafter result in revenue and greater liquidity in the long term.
However, there can be no assurance that American
Prepaid will be able to obtain the needed additional equity or debt financing in the future.

During 1999, American Prepaid incurred
professional services expenses in the amount of
$60,515, for which 6,051,500 shares of its $.01
par value common stock were issued to
International Yacht Club Voting Trust.   These
professional services were performed by Mr. Robert
Alvarez and consisted of administrative duties
related to the maintenance of the corporate
structure from 1990 to 1999.   Mr. Alvarez
assigned these common shares to International
Yacht Club Voting Trust, an entity controlled by
Associates Consulting Group, an affiliate of Mr.
Alvarez.   Management believes this is the fair
value of the expenses provided.

ITEM 3.  DESCRIPTION OF PROPERTY.

American Prepaid owns no real property at this time and has no agreements to acquire any property. American Prepaid currently uses office space at 1000 Brickell Avenue, Suite 375,in Miami,
Florida to conduct its operations. This office space is provided, at no cost at the present, by Associates Consulting Group, an entity owned by Robert Alvarez, an officer of American Prepaid.
American Prepaid intends to use this office space for its administrative purposes until it generates revenue sufficient to lease space under its own name.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

There are currently 6,320,025 Common Shares outstanding, owned by 736 shareholders. The following tabulates holdings of shares and other securities of American Prepaid by each person who, subject to the above, at the date of this prospectus, holds of record or is known by

Management to own beneficially more than 5.0% of
the Common Shares and, in addition, by all
directors and officers of American Prepaid
individually and as a group.   Each named
beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

Shareholdings at Date of
This Prospectus

                                                     Percentage of
                                 Number & Class		 Outstanding
Name and Address                   of Shares          Common Shares
Associates Consulting Group(1)(2)   4,133,900	          66.31%
   2618 SW 23 Terrace
   Ft. Lauderdale, FL 33312

International Yacht Club
   Voting Trust                    4,000,000              64.17%
  P.O. Box 31097
  Miami, FL 33231

Robert Alvarez(1)		           4,233,900		    66.99%
   P.O. Box 31097
   Miami, FL 33231

Luis R. Cruz (3)			        -0-			       -0-
   8435 SW 156 Ct, #1015
   Miami, FL 33193

Herman H. Larsen (4)		        -0-			       -0-
   P.O. Box 360
   Hot Springs, AK71902

Angel Suarez(1)(5)                2,000,000               31.65%
   1000 Brickell Ave., #900
	Miami, FL 33131

Officers and Directors
   as a Group:                    4,233,900               66.99%
(3 persons)

(1) Robert Alvarez is President and a Director of
American Prepaid.  Common Shares deemed
beneficially issued to Mr. Alvarez include
Associates Consulting Group (133,900 shares) and

Omega Good News Foundation (100,000 shares), entities controlled and/or managed by Mr. Alvarez and 4,000,000 shares which were issued to International Yacht Club Voting Trust, an entity also controlled by Associates Consulting Group, in which Mr. Alvarez is Secretary and Director.

(2)Associates Consulting Group controls the
International Yacht Club Voting Trust and would be deemed to beneficially own the 4,000,000 common shares it holds.

(3) Luis R. Cruz is Secretary and Director of
American Prepaid.

(4) Herman H. Larsen is a Director of American
Prepaid.

(5) 2,000,000 shares of the 6,000,000 previously issued common shares to International Yacht Club
Voting Trust were assigned to Mr. Angel Suarez for accounting services as Controller and for overseeing the day to day operations of American
Prepaid.

Pursuant to Rule 13d-3 under the Securities
Exchange Act of 1934, as amended, beneficial
ownership of a security consists of sole or shared
voting power (including the power to vote or
direct the voting) and/or sole or shared
investment power (including the power to dispose
or direct the disposition) with respect to a
security whether through a contract, arrangement,
understanding, relationship or otherwise.   Unless
otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable unity property laws.


ITEM 5.   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS.

Board of Directors. The following persons listed below have been retained to provide services as directors until the qualification and election of his successor. All holders of Common Stock will have the right to vote for Directors of American
Prepaid. The Board of Directors has primary responsibility for adopting and reviewing implementation of the business plan of American
Prepaid, supervising the development business plan, and review of the officers' performance of specific business functions. The Board is responsible for monitoring management, and from time to time, to revise the strategic and operational plans of American Prepaid.
Directors receive no cash compensation or fees for their services rendered in such capacity. The directors will serve until the next annual meeting scheduled for the fourth quarter of 2002.

The Executive Officers and Directors are:

Name               	Position      	  Term(s) of Office
Robert Alvarez    Chairman of the Board,         June 1995
                   President and Director        to present


Luis R. Cruz      Secretary, Director   		January 2001
                                                 to present

Herman H. Larsen  Director		  		June 1999
						  		to present

RESUMES

ROBERT ALVAREZ. Mr. Alvarez has 24 years of experience in investments. As an independent consultant since 1971, he has completed numerous acquisitions and mergers, generating capital for companies in both the private and public markets, as well as designing and implementing marketing programs. His work since 1972 has been both corporate and marketing consulting services in a wide range of industries. Beginning in 1969, through 1971, he was directly involved in the underwriting process of numerous small to medium-sized initial public offerings. He assisted in project development, sales management, sales motivation, market analysis, personnel recruitment, investment banking and equipment leasing.

Mr. Alvarez currently consults with Associates
Consulting Group in Fort Lauderdale, Florida. As
Director, he has managed corporate roll-ups in various industries, including auto parts, trucking, insurance sales and franchising. From
1965 to 1971 he was self-employed consulting for clients in various industries, while doing initial public offerings. He worked for a variety of companies in creating various marketing programs for products and created franchise companies.

Products included snack foods, beverage service, popcorn, auto parts, pet care, batteries and vending services.

From 1952 through 1965, he was engaged in private business, which included transportation, farming, construction, ranching and truck brokerage and grain brokerage. From 1950 through 1959 he was Sergeant First Class in the United States Army
National Guard. Mr. Alvarez graduated from Ocala
High School in 1952. Mr. Alvarez attended special courses at Central Florida Jr. College in 1960 and
1961. He also attended special classes at Arizona
State University at Tempe with course work in securities and marketing.

In 1999, Omega Good News Foundation, an entity
controlled by Mr. Alvarez filed for Chapter 11
bankruptcy protection.   Since the original
filing, no further action has been taken by Omega or the courts.

LUIS R.CRUZ. Mr. Cruz is involved in the computers and data processing fields, specializing in Microsoft technology, systems installations and equipment repairs and maintenance. Mr. Cruz graduated from Sunset High School in Miami,
Florida in the year 2000; he is presently enrolled in The Academy, at Coconut Grove, Florida, an institution dedicated to advanced computer technology. He has experience in internet design and operations and in customer service.

HERMAN H.LARSEN.    Mr. Larsen has been retired
since 1987.    He has provided as-needed
consulting services on behalf of Associates
Consulting Group in Miami, Florida since 1995.
Since 1983, he has been a director and executive
vice-president of United Investors Holding
Company, Inc. and American Prepaid Legal Services,
Inc.     Prior to that he had formed and became
officer and director of Midwest Management &
Marketing Corporation and Empire Land Corporation.
He is also a former partner in Harmony Hills West
Subdivision and Hoggard and Larsen Real Estate
Company, and was the Secretary of United Founders
Holding Corporation. He is a member of the Chamber of Commerce and Veterans of Foreign Wars.

Robert Alvarez will devote up to approximately 20% of his time to the business until circumstances justify additional commitments of time. Luis R.

Cruz will devote approximately 5% of his time to
the business.    Herman H. Larsen will devote
approximately 5% of his time to the business.

Remuneration.   No salaries have been paid to
executive officers and there are currently no proposed employment arrangements.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS

During the period ended September 30, 2001
Associates Consulting Group, an entity managed by Robert Alvarez, President, advanced American
Prepaid $3,458 for operating expenses and $1,000 in cash. These amounts are payable on demand and are non-interest bearing.

There have been no other related party
transactions or any other transactions or regulations required to be disclosed pursuant to
Item 404 of Regulation S-B.

ITEM 8.  DESCRIPTION OF SECURITIES

The following statements constitute brief summaries of American Prepaid's Certificate of Incorporation and Bylaws, as amended.

Common Shares.  American Prepaid's articles of
incorporation authorize it to issue up to
10,000,000 Common Shares, $.01 par value per
Common Share.   All outstanding Common Shares are
legally issued, fully paid and non-assessable.

Liquidation Rights.   Upon liquidation or
dissolution, each outstanding Common Share will be entitled to share equally in the assets of American Prepaid legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or
restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefore. American Prepaid has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of American Prepaid. Accordingly, future dividends, if any, will depend upon, among other considerations, American Prepaid's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of Common Shares of
American Prepaid are entitled to voting rights of One Hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common Shares are not redeemable,
have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

Transfer Agent. Signature Stock Transfer, Inc.
acts as American Prepaid's transfer agent.

                PART II

ITEM 1.  MARKET PRICE OF AND DIVIDENDS ON THE
REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS

Market Information.   American Prepaid common
stock is not listed in the pink sheets or in the OTC Bulletin Board maintained by the NASD.

Holders.   The approximate number of holders of
record of American Prepaid's common stock, as of November 30, 2001 was 736.

Dividends.   Holders of American Prepaid's common
stock are entitled to receive such dividends as may be declared by its board of directors.

Blank-check Resale restrictions.  Although the
principal shareholders of common shares have
satisfied their Rule 144 holding period, a policy
adopted in November 1999 by the SEC eliminates the
availability of Rule 144 for blank check company
shares sold in a private placement regardless of
whether such private placement was conducted in
compliance with an otherwise available exemption.
This compliance has been deemed "mere technical
compliance" by the SEC staff.   As a result, any
restricted common shares may only be sold through a registration statement before becoming eligible for secondary market trading.

ITEM 2.  LEGAL PROCEEDINGS

American Prepaid is not a party to any legal proceedings nor is American Prepaid aware of any disputes that may result in legal proceedings.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS.

During American Prepaid's two most recent fiscal years or any later interim period, there have been no changes in or disagreements with American
Prepaid's principal independent accountant.

ITEM 4.   RECENT SALES OF UNREGISTERED SECURITIES.

During the year ended December 31, 1999, American
Prepaid issued 6,051,500 common shares to International Yacht Club Voting Trust (6,000,000 shares, to Associates Consulting Group (31,100 shares) and to shareholders of the then parent company of American Prepaid (20,400 shares) for services valued at $60,515. - - -

Both International Yacht Club Voting Trust and
Associates Consulting Group are entities
controlled and/or managed by Mr. Robert Alvarez,
Chairman of the Board, President and Director of
American Prepaid.    International Yacht Club
Voting Trust is controlled by Associates
Consulting Group, in which Mr. Alvarez is
Secretary and Director.    These common shares
were issued for services performed by Robert
Alvarez in maintaining the books and records of American PrePaid from 1990 to 1999.

In 2000, International Yacht Club Voting Trust assigned 2,000,000 of its common shares to Angel
Suarez for accounting services performed on behalf of American PrePaid and valued at $2,000.

All of the above common shares were issued to sophisticated individuals/entities pursuant to an exemption from registration under Sec. 4(2) of the Securities Act of 1933.


ITEM 5.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification. American Prepaid shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Colorado, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of American Prepaid, or served any other enterprise as director, officer or employee at the request of American Prepaid. The Board of Directors, in its discretion, shall have the power on behalf of American Prepaid to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of American Prepaid.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of American
Prepaid, American Prepaid has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by American Prepaid of expenses incurred or paid by a director, officer or controlling person of American Prepaid in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, American Prepaid will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING
THE CORPORATION FOR LIABILITIES ARISING UNDER THE
SECURITIES ACT OF 1933, IS HELD TO BE AGAINST
PUBLIC POLICY BY THE SECURITIES AND EXCHANGE
COMMISSION AND IS THEREFORE UNENFORCEABLE.

PART F/S

The following financial statements required by
Item 310 of Regulation S-B are furnished below:

Unaudited Balance Sheet dated March 31, 2002
Unaudited Statement of Operations for the three months ended March 31, 2002 and 2001
Unaudited Statement of Cash Flows for the three months ended March 31, 2002 and 2001
Notes to Unaudited Condensed Financial Statements

Independent Auditor's Report dated February 2,
2002
Balance Sheet - December 31, 2001
Statement of Operations for the years ended
December 31, 2001 and 2000
Statement of Changes In Stockholders' Equity for the years ended December 31, 2001 and 2000
Statement of Cash Flows for the years ended
December 31, 2001 and 2000
Notes to Financial Statements

American Prepaid Legal Services, Inc.
           Balance Sheet

              Assets

                                                     March 31, 2002
                                                      (Unaudited)
Current assets
  Cash                                                   $      -
                                                         ========

Liabilities and Stockholders' (Deficit)

Current liabilities
  Due to affiliates                                      $  3,753

Stockholders' (deficit)
  Common stock, $.01 par value,
   10,000,000 shares authorized,
   6,320,025 shares issued and outstanding                 63,200
  Additional paid-in capital                              541,526
  Accumulated (deficit)                                  (608,479)
                                                         --------
                                                           (3,753)

                                                         $      -
                                                         ========

See the accompanying notes to the
      financial statements.

American Prepaid Legal Services, Inc.
      Statements of Operations

                              3 months ended    3 months ended
                              March 31, 2002    March 31, 2001
                               (Unaudited)        (Unaudited)
Revenue                          $     -            $      -
                                 -------            --------


Operating Costs and Expenses          54                   -
                                 -------            --------

Net (loss)                       $   (54)           $      -
                                 =======            ========

Per Share Information -
 basic and fully diluted:

Weighted average common
 shares outstanding            6,320,025           6,320,025
                               =========           =========

(Loss) per share               $   (0.00)          $   (0.00)
                               =========           =========

  See the accompanying notes to the
       financial statements.

   American Prepaid Legal Services, Inc.
       Statements of Cash Flows

                                               3 months ended          3 months ended
                                               March 31, 2002          March 31, 2001
                                                (Unaudited)             (Unaudited)
                                               --------------          -------------
Cash flows from operating activities:
Net (loss)                                      $      (54)             $         -
 Net cash provided by (used in)
  operating activities                                 (54)                       -
                                                ----------              -----------
Cash flows from investing activities:
  Net cash provided by (used in)
    investing activities                                 -                        -
                                                ----------              -----------

Cash flows from financing activities:
Increase in due to affiliates                        (705)                        -
  Net cash provided by (used in)
    financing activities                             (705)                        -
                                               ----------               -----------

Increase (decrease) in cash
 and cash equivalents                                (759)                        -

Cash and cash equivalents,
 beginning of period                                  759                         -

Cash and cash equivalents, end of period                -                         -
                                               ==========               ===========


Supplemental cash flow information:
   Cash paid for interest                     $         -               $         -
   Cash paid for income taxes                 $         -               $         -

  See the accompanying notes to
    the financial statements.

American Prepaid Legal Services, Inc
Notes to Financial Statements
March 31, 2002
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial information and Item 310(b) of Regulation S-B. They do not include all of the information and footnotes required by GAAP for complete financial statements.
In the opinion of management, all adjustments
(consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of December 31, 2001 and for the two years then ended, including notes thereto.

NOTE 2 - EARNINGS PER SHARE

The Company calculates net income (loss) per share as required by Statement of Financial Accounting
Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods when anti-dilutive commons stock equivalents are not considered in the computation.

NOTE 3 - RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2002 the Company repaid $705 in advances from affiliates.

NOTE 4 - GOING CONCERN CONSIDERATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates the continuation of the Company as a going concern.

The Company currently has no business operations and its continued existence is dependent upon its ability to meet its future financing requirements, and the success of its future operations.

Management plans include obtaining additional equity or debt financing prior to the commencement of significant business operations to provide the opportunity for the Company to continue as a going concern.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders:
American Prepaid Legal Services, Inc.

We have audited the balance sheet of American
Prepaid Legal Services, Inc. as of December 31,
2001 and the related statements of operations, stockholders' (deficit) and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Prepaid Legal
Services, Inc. as of December 31, 2001, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 the Company has no operations and is dependent upon affiliates for financing. The Company's continued existence is dependent upon the ability to meet future financing requirements, and the success of future operations.
These factors raise substantial doubt about the Company's ability to continue as a going concern.

Stark Winter Schenkein & Co. LLP
Certified Public Accountants

Denver, Colorado
February 8, 2002

     American Prepaid Legal Services, Inc.
               Balance Sheet
             December 31, 2001

Assets

Current assets
  Cash                                 $    759
                                       --------


Liabilities and Stockholders' (Deficit)

Current liabilities
  Due to affiliates                    $  4,458
                                       --------
Stockholders' (deficit)
  Common stock, $.01 par value,
  10,000,000 shares authorized,
  6,320,025 shares issued and
    outstanding                          63,200
  Additional paid-in capital            541,526
  Accumulated (deficit)                (608,425)
                                       --------
                                         (3,699)
                                       --------
                                       $    759
                                       ========



     See the accompanying notes to the
          financial statements.

     American Prepaid Legal Services, inc.
          Statements of Operations
     Years Ended December 31, 2000 and 2001

                                          2000        2001
                                         ------      ------
Revenue                                 $      -    $      -
                                        --------    --------

Operating Costs and Expenses                   -       5,699
                                        --------    --------
Net (loss)                              $      -    $ (5,699)
                                        ========    ========

Per Share Information -
  basic and fully diluted:

Weighted average common shares
  Outstanding                          6,320,025   6,320,025
                                       =========   =========

(Loss) per share                       $       -   $   (0.00)
                                       =========   =========




See the accompanying notes to the
  financial statements.

     American Prepaid Legal Services, Inc.
     Statement of Stockholders' (Deficit)
     Years Ended December 31, 2000 and 2001

                                   Common Stock
                                   ------------     Additional     Accumulated
                               Shares      Amount Paid in Capital   (Deficit)  Total
                               ------      ------  --------------  ----------- -----
Balance December 31, 1999    6,320,025   $ 63,200     $ 539,526   $ (602,726) $     -

Net (loss) for the year              -          -             -            -        -
                             ---------   --------     ---------   ----------  -------

Balance December 31, 2000    6,320,025     63,200       539,526     (602,726)       -

Capital contribution of
 operating expenses by
 affiliates                          -          -         2,000            -    2,000
Net (loss) for the year              -          -             -       (5,699)  (5,699)
                             ---------   --------      --------    ---------  -------

Balance, December 31, 2001   6,320,025   $ 63,200     $ 541,526    $(608,425) $(3,699)
                             =========   ========     =========    =========  =======


See the accompanying notes to the
     financial statements.

     American Prepaid Legal Services, Inc.
          Statements of Cash Flows
     Years Ended December 31, 2000 and 2001

                                                      2000         2001
                                                      ----         ----
Cash flows from operating activities:
Net (loss)                                          $     -     $ (5,699)
                                                    -------     --------
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Payment of operating expenses by affiliates               -        3,458
Capital contribution of operating expenses by
   affiliates                                             -        2,000
                                                    -------     --------
  Net cash provided by (used in)
   operating activities                                   -         (241)
                                                    -------     --------
Cash flows from investing activities:
  Net cash provided by (used in) investing
   activities                                             -            -
                                                    -------     --------

Cash flows from financing activities:
Increase in due to affiliates                             -        1,000
                                                    -------     --------
  Net cash provided by (used in) financing
   activities                                             -        1,000
                                                    -------     --------

Increase (decrease) in cash and cash
   equivalents                                            -          759

Cash and cash equivalents, beginning
  of period                                               -            -
                                                    -------     --------

Cash and cash equivalents, end of period                  -          759
                                                    =======     ========


Supplemental cash flow information:
   Cash paid for interest                           $     -     $      -
   Cash paid for income taxes                       $     -     $      -

See the accompanying notes to the
   financial statements.

NOTE 1 - ACCOUNTING POLICIES

Organization

The Company was incorporated under the laws of the State of Colorado on April 19, 1983. The Company ceased operations during 1986 and was dissolved by the Secretary of State of Colorado during 1989.
During January 1995 the Company was reinstated by the State of Colorado. The Company has adopted
December 31 as its year end and currently has no business activity.

Revenue Recognition

The Company recognizes revenue when services are performed.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less at the date of purchase to be cash equivalents.

Use of Estimates

Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings Per Share

The Company follows Statement of Financial
Accounting Standards No. 128, "Earnings Per Share"
("SFAS No. 128"). Basic earnings per common share
("EPS") calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods presented common stock equivalents were not considered as their effect would be anti-dilutive.

Segment Reporting

The Company follows Statement of Financial
Accounting Standards No. 130, "Disclosures About
Segments of an Enterprise and Related Information."
The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

The Company follows Statement of Financial
Accounting Standard No. 109, "Accounting for Income
Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.
Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent Pronouncements

In December 1999, the Securities and Exchange
Commission issued Bulletin No. 101 ("SAB 101").
SAB 101 provides guidance on applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements and is effective in the Company's fourth quarter of 2000. The implementation of SAB 101 did not have an impact on the Company's operating results.

In July, 2001, the Financial Accounting Standards
Board (FASB) issued Statement of Financial
Accounting Standards (SFAS) 141, Business
Combinations, and SFAS 142, Goodwill and Intangible
Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS
142 is effective for the year beginning January 1, 2002; however certain provisions of that Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS 142. The Company does not believe the adoption of these standards will have a material impact on the Company's financial statements.

In July 2001, the Financial Accounting Standards
Board (FASB) issued Statement of Financial
Accounting Standards (SFAS) No. 143, Accounting for
Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

In August 2001, the FASB issued SFAS No. 144,
Accounting for the Impairment or Disposal of Long-
Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB
Statement No. 121, Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to Be
Disposed Of. The provisions of the statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The
Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

NOTE 2 - INCOME TAXES

The provision for income taxes for the years presented has been computed in accordance with Financial Accounting Standards Board Statement No.

109, Accounting for Income Taxes. There are no material differences between financial statement income and taxable income.

The amounts shown for income taxes in the statements of operations differ from amounts that would be derived from computing income taxes at federal statutory rates. The following is a reconciliation of those differences.

                                  2000    2001
                                  ----    ----
Tax at federal statutory rate      34%     34%
Net operating loss                (34)    (34)
                                  ---     ---
                                    -%      -%
                                   ===     ===

There are no material unused operating loss carryforwards at December 31, 2001.


NOTE 3 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2001 affiliates of the Company advanced $1,000 in cash to the Company, paid operating expenses of the Company aggregating $3,458 and contributed $2,000 in operating expenses to the capital of the Company.

NOTE 4 - GOING CONCERN CONSIDERATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates the continuation of the Company as a going concern.

The Company currently has no business operations and its continued existence is dependent upon its ability to meet its future financing requirements, and the success of its future operations.

Management plans include obtaining additional equity or debt financing prior to the commencement of significant business operations to provide the opportunity for the Company to continue as a going concern.

        PART III


ITEM 1.  INDEX TO EXHIBITS

(1) Charter and By-Laws
(2) Common stock certificate



ITEM 2.  DESCRIPTION OF EXHIBITS

(1.1) Articles of Incorporation
(1.2) Bylaws
(2)   Common Stock Certificate


                  SIGNATURES

In accordance with Section 12 of the Securities
Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

American Prepaid Legal Services, Inc.

Date:  August 4, 2002	/s/ Robert Alvarez
                            ---------------------

					By: Robert Alvarez
					    President